                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                               FORM 8-K
                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 0f 1934
Date of Report April 2, 2001
 ...............................................................................
                           Cantronics Systems, Inc.
       (Exact name of Registrant as specified in its charter)
 ...............................................................................

          Nevada                    000-29097                    86-0930437
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification)

  116-3823 Henning Drive - Burnaby, British Columbia, Canada V5C  6P3
         (Address of principal executive offices)           (Zip Code)

                              (604) 294-6588
            (Registrant's telephone number, including area code)
 ...............................................................................

    ITEM 7. Financial Statements.

     Cantronic Systems Inc.  Financial Statements
     For the nine-month periods ended  October 31, 2000 and 1999
     (Unaudited) and for the years ended January 31, 2000 and 1999 (Amounts stated in US dollars)


     Cantronic Systems Inc.  Financial Statements
     For the nine-month periods ended October 31, 2000 and 1999
     (Unaudited) and for the years ended January 31, 2000 and 1999 (Amounts stated in US dollars)

Contents
--------
 Independant Auditors' Report
Financial Statements
--------------------
 Balance Sheets
 Statements of Operations
Statements of Changes in Stockholder's Equity (Deficit)
-------------------------------------------------------
 Statements of Cash Flows
 Summary of Significant Accounting Policies
 Notes to Financial Statements


Independent Auditors' Report
----------------------------
To the Directors and Stockholder of Cantronic Systems Inc.
We have audited the Balance Sheets of Cantronic Systems Inc. as at October 31, 2000 and 1999 and the Statements of Operations, Changes in Stockholder's Equity (Deficit) and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, these financial statements present fairly, in all material respects, the financial position of Cantronic Systems Inc. as at October 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.
Chartered Accountants
Abbotsford, British Columbia, Canada
March 15, 2001

                         Cantronic Systems Inc.
                            Balance Sheets
                    (Amounts stated in US Dollars)
                                       October 31           January 31
   October 31                                2000         2000       1999
                                      (unaudited)
Assets
------
Current
        Cash                            $157,735        $-          $76,026
     Short-term deposits (Note 2)        189,975         363,535    160,858
      Marketable securities              222,585         -            -
      Accounts receivable                176,625         369,307     46,634
       Inventory                          34,000         -            -
       Prepaid expenses                                  -            1,522
                                       --------------------------------------
                                         780,920         732,842    285,040
     Property and equipment (Note 3)      62,333          67,439     42,222
     Future income taxes (Note 7)          1,141          16,790     37,752
                                       --------------------------------------
                                        $844,394        $817,071   $365,014
=============================================================================

Liabilities and Stockholder's Equity (Deficit)
---------------------------------------------
Current
      Bank overdraft  (Note 2)          $ -             $19,489    $-
      Accounts payable                  229,449         360,377     148,513
      Accrued liabilities                24,792           4,633       2,409
      Income taxes payable               11,015            -            -
      Customer deposits                 261,112         237,179     107,921
         Due to stockholder (Note 4)    274,604         279,620     271,034
                                       --------------------------------------
                                        800,972         901,298     529,877
                                       --------------------------------------
Stockholder's equity (deficit)
------------------------------
      Share capital
           Authorized
        10,000 common shares, no par value

     Issued
                  1 common share            135           135           135
Retained earnings, (accumulated deficit) 45,841       (81,178)     (167,225)
    Accumulated other comprehensive income

  - foreign currency translation
    gains (losses)                       (2,554)      (3,184)         2,227
                                        --------------------------------------
                                         43,422      (84,227)      (164,863)
                                        --------------------------------------
                                       $844,394     $817,071       $365,014
==============================================================================
The accompanying summary fo signigicant accounting policies and notes are an integral part of thes financial statements

                            Cantronic Systems Inc.
                           Statements of Operations
                        (Amounts stated in US Dollars)
                                For the nine months ended For the years ended
                                       October 31              January 31
                                      2000     1999          2000      1999
-------------------------------------------------------------------------------
                        (unaudited)
     Sales                      $1,025,450  $1,265,429   $1,609,901  $882,527
      Cost of sales                737,814   1,048,263    1,343,685 1,016,157
                               ------------------------------------------------
      Gross profit (loss)          287,636     217,166      266,216  (133,630)
                               ------------------------------------------------

Expenses
     Advertising and promotion         398         327        1,119       335
       Depreciation                 14,353       7,845       15,337     7,055
      Bank charges and interest      5,750       4,702        6,166     4,050
      Office and miscellaneous       4,836       3,370        4,190     1,351
       Professional fees            23,185       6,388        6,89     14,590
       Rent                         22,925      34,611       47,916    11,974
Research and development (Note 5)   22,698      46,544       47,165       -
      Telephone and utilities        6,608       6,222        7,913     2,710
     Travel and business development13,477      12,049       16,345     5,337
       Vehicle                       2,585       2,525        3,464       526
     Wages and employee benefits    63,537      27,446       42,060     2,099
                                -----------------------------------------------
                                   180,352     152,029      198,566    40,027
                                -----------------------------------------------
    Income (loss) from operations  107,284      65,137       67,650  (173,657)
      Other income (expense)        46,309      16,658       40,539    (1,666)
                                -----------------------------------------------
     Income (loss) before
     income taxes                  153,593      81,795      108,189  (175,323)
                                -----------------------------------------------
     Income taxes (recovery)
            Current                 11,339         -            -         -
           Deferred                 15,235      15,625       22,142   (38,271)
                                -----------------------------------------------
                                    26,574      15,625       22,142   (38,271)
                                -----------------------------------------------

 Net income (loss) for the period $127,019   $  66,170      $86,047 $(137,052)
===============================================================================
Pro-forma income (loss) per share
          - basic and diluted       $0.05     $ 0.03         $0.04    $(0.06)
===============================================================================
Pro-forma weighted average
   shares outstanding (Note 8)   2,950,000  2,950,000     2,950,000 2,950,000
===============================================================================
The accompanying summary of significant accounting policies and notes are an integral paart of these financial statements.

                         Cantronic Systems Inc.
          Statement of Changes in Stockholder's Equity (Deficit)
                    (Amounts stated in US Dollars)
                                      Retained      Accumulated       Total
                                      Earnings        Other       Stockholder's
                       Common Stock  (Accumulated   Comprehensive    Equity
                   Shares     Amount    Deficit)       Income       (Deficit)
-------------------------------------------------------------------------------
Balance,
February 1, 1998      1      $ 135     $(30,173)        $  -       $(30,038)
                                     ------------------------------------------
Net loss for the year  -       -       (137,052)           -       (137,052)
Foreign exchange
translation adjustment -       -           -             2,227        2,227
                                     ------------------------------------------
Total comprehensive loss               (137,052)         2,227     (134,825)
                   ------------------------------------------------------------
Balance, January 31,
1999                  1       135      (167,225)         2,227     (164,863)
                                     ------------------------------------------
Net income for the year-       -         86,047            -         86,047
                                     ------------------------------------------
Foreign exchange
translation adjustment -       -           -            (5,411)     (5,411)
                                     ------------------------------------------
Total comprehensive loss                 86,047         (5,411)     80,636
                   ------------------------------------------------------------
Balance, January
31, 2000              1       135      (81,178)         (3,184)    (84,227)
                   -----------------------------------------------------------
Net income for
the period             -        -      127,019              -      127,019
Foreign exchange
translation adjustment -        -          -               630         630
                                      -----------------------------------------
Total comprehensive loss               127,019             630     127,649
                   ------------------------------------------------------------
Balance, October 31,
2000 (unaudited)      1     $135       $45,841         $(2,554)    $43,422
===============================================================================
The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

                         Cantronic Systems Inc.
                       Statements of Cash Flows
                     (Amounts stated in US Dollars)
                                      Nine months ended   For years ended
                                           October 31       January 31
     October 31                     2000         1999      2000        1999
     (Unaudited)
Cash provided by (used in)
Operating activities
     Net income (loss) for
     the period                  $127,019     $ 66,170   $86,047    $(81,568)
Adjusments to reconcile net
 income (loss) for the period
to cash flows provided by
(used in) operating activities
       Depreciation               14,353        7,845    15,337        7,056
       Future income taxes
       (benefits)                 15,235       15,6252    2,142      (93,780)
Gain on disposal of property
           and equipment           3,132            -       -             -

(Increase) decrease in assets
     Accounts receivable         179,120      (90,236) (313,053)     (14,464)
     Inventory                   (35,000)       1,548       -         (1,543)
     Prepaid expenses                                     1,554          -

Increase (decrease) in liabilities
     Accounts payable           (108,202)      85,432   200,329       85,574
      Accrued liabilities         20,993        4,865     2,065        1,771
      Customer deposits           36,985      104,754   121,453      109,421
                              -------------------------------------------------
                                 253,6351      96,0031   35,874       12,467
                              -------------------------------------------------
Investing activities
    Purchase of property
    and equipment                (35,144)      (1,996)  (38,095)     (37,787)

Proceeds on disposal of
    property and equipment        19,405          -         -             -
Purchase of marketable
securities                      (229,129)         -         -             -
                               ------------------------------------------------
                                (244,868)      (1,996)  (38,095)     (37,787)
                               ------------------------------------------------

Financing activities
     Advances from stockholder     1,582          -        -         257,832
     Repayment of advances from
           stockholder               -         (7,220)   (3,614)          -
          Bank overdraft         (19,048)         -      19,033           -
                               ------------------------------------------------
                                 (17,466)      (7,220)   15,419      257,832
                               ------------------------------------------------

Increase in cash and equivalents  (8,699)     186,787   113,198      232,512

Effect of foreign exchange
on cash and equivalents           (7,126)       8,186    13,453       (3,280)
Cash and equivalents,
beginning of period              363,535      236,884   236,884        7,652
                               ------------------------------------------------
Cash and equivalents,end
of period                       $347,710    $ 431,857  $363,535     $236,884
===============================================================================
Supplemental Information
           Interest paid        $    -      $     -    $    -        $   -
           Taxes paid           $    -      $     -    $    -        $   -
===============================================================================
The accompanying summary of significant accounting policies and notes are an intergral part of these financial statements.

                      Cantronic Systems, Inc.
              Summary of Significant Accounting Policies
                   October 31, 2000 and 1999

 Basis of Presentation
 ---------------------
 These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
 The Company has selected January 31 as its fiscal year end.

 Interim Financial Statements
 ----------------------------
 The financial information as ofOctober 31, 2000 and for the nine months ended October 31, 2000 and1999 is unaudited. In the opinion of management, it contains all the necessary adjustments consisting of normal recurring accruals necessary for the fair presentation of the results of that period. The information is not necessarily indicative of the results of operations expected for the fiscal year end.

 Foreign Currency Translation
 ----------------------------
The Company's functional currency is
the Canadian dollar as all operations to date have been conducted out of the Company's head office in Burnaby, British Columbia. These consolidated financial statements are stated in US dollars for comparison purposes with other industry competitors registered with the Securities and Exchange Commission ("SEC") in the United States. Assets and liabilities denominated in Canadian dollars are translated to US dollars using the exchange rate in effect at the period end date. Revenue and expenses are translated to US dollars using the average rate of exchange for the respective period. Gains and losses on exchange are recorded as comprehensive income (loss) and are reported separately in Capital
Deficit.

 Use of Estimates
 ----------------
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. The assets which required management to make significant estimates and assumptions in determining carrying values included future income taxes and property and equipment.

 Financial Instruments
 ---------------------
 The Company's financial assets and liabilities consist of cash, short-term deposits, accounts receivable, bank overdraft, accounts payable, accrued liabilities and amounts due to stockholder.
Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Except for amounts due to stockholder, the fair values of these financial instruments approximates their carrying values due to the short term or demand nature of these assets and liabilities. It is not practical to determine the fair value of amounts due to the Company's stockholder.

 Cash and Equivalents
 --------------------
The Company considers all highly liquid
investments with an original maturity of three months or less to be cash equivalents.

 Temporary Investments
 ---------------------
 Temporary investments are stated at the lower of cost and market value. InventoryRaw materials and supplies are stated at the lower of cost and replacement cost. Cost is generally determined on the first-in, first-out basis. Work in process and finished goods are stated at the lower of average cost and net realizable value.

 Property and Equipment
 ----------------------
 Property and equipment is stated at cost less
accumulated depreciation. Depreciation based on the estimated useful life of the asset is calculated at the following rates:
 Demonstration equipment  - 20% diminishing balance basis
 Furniture and fixtures   - 20% diminishing balance basis
 Computer equipment       - 30% diminishing balance basis
 Automotive equipment     - 30% diminishing balance basis
Leasehold improvements are depreciated over the remaining term of the underlying premises lease which approximates its estimated useful life.

 Impairment of Long-Lived Assets
 -------------------------------
 On a quarterly basis, the Company evaluates the future recoverability of its property and equipment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated undiscounted future cash flows attributable to such assets or the business to which such assets relate. No impairment was required to be recognized during the periods presented in these financial statements.

 Revenue Recognition
 -------------------
 Revenue is recognized when the goods are shipped to customers by the Company, which is when title to the goods passes.

 Advertising
 -----------
 The Company follows the provisions of Statement of Position 93-7 in accounting for the costs of advertising. Advertising costs are charged to expense in the period incurred.

 Research and Development
 ------------------------
 Research and development costs,
which include the cost of materials and services consumed, and salaries and wages of personnel directly engaged in research and development, are expensed as incurred. Research and software development costs are reduced by related government assistance and tax incentives in the period received.

 Income Taxes
 ------------
 The Company follows the provisions of SFAS No. 109,
"Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

 Loss Per Share
 --------------
 Loss per share is computed in accordance with SFAS
No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period on a pro-forma basis after giving effect to the reverse acquisition described in Note 8. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.
     For each of the periods covered by these financial statements there were no common equivalent shares granted or outstanding.

 New Accounting Pronouncements
 -----------------------------
 In June 1998, SFAS No. 133, "Accounting for
Derivative Instruments and Hedging Activities" was issued.  SFAS No.
133 required companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value.
If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No.
133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.
     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2001 to affect its financial statements.
     In July 2000, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 00-10 "Accounting for Shipping and Handling
Fees and Costs", which requires that freight charges billed to customers be included in net sales. The Consensus was adopted effective February 1, 1998.

                       Cantronic Systems, Inc.
                   Notes to Financial Statements
                  (Amounts stated in US Dollars)
                    October 31, 2000 and 1999

    1.Nature of Business
     -------------------
The Company was incorporated under the laws of the Province of British Columbia on February 28, 1997 and carries on operations in Burnaby, British Columbia. The Company is engaged in the operation of designing, manufacturing and marketing industrial condition monitoring equipment and infrared imaging systems. In December 2000, the Company's stockholder completed a share exchange agreement with Solo & Hurst, Inc. an inactive Nevada company, which resulted in the Company becoming a wholly-owned subsidiary of Solo & Hurst, Inc.

   2.Bank Overdraft
    ---------------
The bank overdraft is due on demand and bears interest at the bank's prime rate, calculated and payable monthly. It is secured by a general security agreement covering all assets and a hypothecation of bank deposits with a minimum balance of Euro125,000.

   3.Property and Equipment
                                          October 31         January 31
                                            2000          2000        1999
                                       ---------------------------------------
   (unaudited)
      Demonstration equipment             $50,389       $37,370     $26,472
      Furniture and fixtures                8,131         7,343       7,024
      Computer equipment                   15,931        13,527      10,390
      Automotive equipment                 10,949        33,563       6,618
      Leasehold improvements                4,033           -           -
                                        ---------------------------------------
                                           89,433        91,803      50,504
      Accumulated depreciation             27,100        24,364       8,282
                                        ---------------------------------------
       Net book value                     $62,333       $67,439     $42,222
                                        =======================================

   4.Due to Stockholder
     The advances from the director and a company controlled by the director are non-interest bearing, unsecured, without specific terms of repayment and are summarized as follows:

                                         October 31         January 31
                                           2000           2000      1999
                                         --------------------------------------
     (unaudited)
     Cash advances to the Company        $(9,704)     $ (43,329)  $(266,533)
     Assumptions of indebtedness           6,705        140,311         -
     Expenses incurred                   (24,355)       (26,825)   (222,762)
       Repayments                         13,930         73,853     268,087
                                         --------------------------------------
                                          $  -         $    -      $    -
                                         ======================================
     Average balance for the period       $  -         $    -      $    -
                                         ======================================


   5.Research and Development
The Company expensed the following software research and development costs during the periods:
                                   Nine months ended
                                      October 31       Years ended January 31
                                  2000       1999        2000        1999
                               ----------------------------------------------
                                     (unaudited)
        Salaries                $18,394    $7,829      $12,410     $   -
       Materials                 16,091    39,735       40,000         -
     Government grants          (11,787)   (1,020)      (5,245)        -
                               ______________________________________________
                                $22,698   $46,544      $47,165     $   -
                               ==============================================
------------------------------------------------------------------------------

   6.Commitments
The Company has an operating lease for its premises at approximately $1,350 per month, expiring in July 2001. The minimum annual lease payments in connection with this lease are as follows:
                             2001      -        $16,300
                             2002      -         $8,100

   7.Income Taxes
The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:
                                     October 31           January 31
                                       2000            2000         1999
                                   --------------------------------------------
                                    (Unaudited)
      Tax loss carryforwards       $     -           $17,573       $37,555
      Property and equipment           1,141            (783)          197
      Valuation allowance                -               -             -
                                   --------------------------------------------
                                   $   1,141         $16,790       $37,752
                                   ============================================
The provision for income taxes differs from the amount estimated using the federal US statutory income tax rate as follows:

                                  Nine months ended          Years ended
                                     October 31               January 31
                                  2000       1999        2000          1999
                                  ---------------------------------------------
                                     (Unaudited)
     Provision (benefit) at
     federal statutory rate    $49,589      $ 28,530   $41,281       $(69,882)
Effect of difference in
         Canadian tax rates    (23,015)      (12,906)  (19,159)        31,611
     Increase in valuation allowance-            -         -              -
                               ------------------------------------------------
                               $26,574       $15,624$   22,122$       (38,271)
                               ================================================
The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

At January 31, 2000, the Company has operating losses carried forward for income tax purposes in Canada of approximately $94,191 which may be applied to reduce future years' taxable income. The losses expire in 2006.


   8.Subsequent Events - Business Combinations
      a)On December 18, 2000, the Company's stockholder entered into an agreement with Solo & Hurst, Inc. whereby Solo & Hurst,
Inc. would acquire all the issued and outstanding common stock of the Company in exchange for 2,950,000 voting shares of Solo & Hurst, Inc.
common stock currently issued and outstanding. Solo & Hurst, Inc. was incorporated in the State of Nevada on February 25, 1998 and was inactive from incorporation to the acquisition date. The acquisition closed and the shares were exchanged on December 18, 2000. The acquisition will be accounted for in subsequent fiscal periods using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders of the Company controlled Solo & Hurst, Inc.'s common stock immediately upon conclusion of the transaction. Under reverse acquisition accounting, the post-acquisition entity will be accounted for as a recapitalization of the Company. Common stock issued by Solo & Hurst, Inc. will be recorded at the fair value of Solo & Hurst, Inc.'s net assets at the acquisition date, which is $Nil.
     The Capital structure of Solo & Hurst, Inc. prior to completion of the share exchange is as follows:

     Authorized:  5,000,000 preferred shares
                 20,000,000 common shares with par value $0.001 each Issued
                  3,000,000 common shares
Pro-forma income (loss) has been computed as if the share exchange occurred on February 1, 1998. Because Solo & Hurst, Inc. has been inactive since its incorporation in February 1998, pro-forma income (loss) equals the income (loss) reported by the Company.
The continuing company has retained January 31 as its fiscal year end. Concurrent with the acquisition, Solo & Hurst, Inc. changed its legal name to Cantronics Corporation and increased its authorized common shares to 90,000,000 shares at $0.001 par value each.
   b)On January 31, 2001, Cantronics Corporation (formerly Solo &
Hurst, Inc.) effected a 20 for 1 forward split of its common shares. The new capital structure of Cantronics Corporation is as follows:

     Authorized: 5,000,000 preferred shares
                90,000,000 common shares with par value $0.001 each Issued
                60,000,000common shares

   c)On February 2, 2001, Solo & Hurst, Inc. acquired 100% of the issued and outstanding shares of Condition Monitoring Training Institute, Inc. (a British Columbia company) and its wholly-owned subsidiary
Acadamy of Infrared Thermography, Inc. (a Washington state company), in exchange for the issuance of 2,750,000 shares of common stock. The transaction will be accounted for using the purchase method of accounting. The acquired companies are in the business of training users in the use of condition monitoring equipment using infrared thermograhy technology.


Cantronics Corporation.


                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      Cantronics Corporation.

DATE:  April 2, 2001                                  By:  /s/ James Zahn
                                                      --------------------
                                                       President